UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2008

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iMergent, Inc.

 (Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue, Orem, Utah, 84097

 (Address of Principal Executive Office) (Zip Code)

(801) 227-0004

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

(d) Election of a New Director

On May 5, 2008, the Company’s Board of Directors appointed Mr. David R. Williams to serve on the Board of Directors of the Company. Mr. Williams will serve until the next annual meeting of shareholders.

              Mr. Williams, age 53, is an attorney (in Nevada) and a certified public accountant (in Nevada and California). Since 2004, Mr. Williams has served as the chairman and chief executive officer at Equity Management Group, which provides asset management, tax consulting and financing advice.  From 1996 to 2004, Williams acted as an independent consultant in taxation, real estate transactions and venture capital. During a nine year tenure at Wilshire Equities Corp., he served as chief financial officer and tax counsel from 1987 to 1990 and as president from 1990 to 1996. From 1980 to 1987, Williams rose from a junior to director position at Arthur Young & Co.

Mr. Williams received a J.D. in Law from UOP-McGeorge Law School and both a B.S. in Biological Sciences and an M.S. in Engineering Finance from Stanford University.

Item 9.01

Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Press release entitled “iMergent Appoints Law and Tax Planning Veteran David Williams to its Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ ROBERT LEWIS
Robert Lewis Chief Financial Officer

Date:  May 8, 2008